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                                  Exhibit 99.1


  Atrix Announces Proposed $50 Million Private Placement of Convertible Notes

    FORT COLLINS, Colo., Nov. 6 /PRNewswire/ -- Atrix Laboratories, Inc. (Nasdaq: ATRX) announced today that, subject to market and other conditions, it intends to raise $50 million (excluding proceeds of the over-allotment option, if any) through a private placement of convertible subordinated notes within the United States to qualified institutional investors, and outside the United States to non-U.S. investors. It is contemplated that the notes will be convertible into Atrix common stock. The Company intends to use the proceeds from the sale of the notes for general corporate purposes, including research and development, commercialization of its periodontal products and to acquire complementary products, technologies or businesses.

    This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes.

    The securities offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act of 1933 and applicable state securities laws or available exemptions from registration requirements.